Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Reports Third Quarter Financial Results

PROVO, Utah — Nov. 2, 2022 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced third quarter 2022 results.

Executive Summary
Q3 2022 vs. Prior-year Quarter

Revenue:	$537.8 million; (16)% • (7)% FX impact or $(47) million
Earnings Per Share (EPS):	$(0.51) or $0.47 excluding restructuring and impairment charges associated with the company’s strategic resource reallocation, compared to $0.97 in Q3 2021
Customers:	1,239,384; (11)%
Paid Affiliates:	243,276; (11)%
Sales Leaders:	49,824; (22)%

“Our third quarter results were impacted more than anticipated by worsening macro headwinds, including prolonged COVID-related disruptions in Mainland China, slowdown in South Korea, persistent global inflation and excessive foreign currency pressure,” said Ryan Napierski, Nu Skin president and CEO. “Despite the challenging macro environment, we further strengthened our position as the world’s leading beauty device system company by introducing our connected ageLOC® LumiSpa® iO. This introduction, which continues in the fourth quarter, along with the expansion of ageLOC® Meta and Beauty Focus Collagen+ products and further advancement of our social commerce initiatives, helped us deliver constant-currency growth in four of our reporting segments. The growth was led by Southeast Asia/Pacific and our tenth consecutive quarter of growth in our U.S. market. Japan and our Taiwan/Hong Kong segments grew in constant currency, with reported currency declines due to unfavorable foreign currency.

Nu Skin Enterprises Reports Third Quarter Financial Results	page 2
“We remain focused on Nu Vision 2025 for driving long-term growth and shareholder value as we continue executing against the core elements including the introduction of EmpowerMe, our personalized beauty and wellness strategy, expansion of our affiliate-powered social commerce business model, and the enhancement of our digital platform. With more challenging macro conditions expected over the near to mid-term, we are pursuing a more aggressive tactical approach to our previously indicated restructuring to better align capabilities, resources and operational efficiencies. While these decisions are never easy, the moves we are making will place us in a stronger financial position going forward.”

Q3 2022 Year-over-year Operating Results

Revenue:	$537.8 million compared to $641.2 million • (7)% FX impact or $(47) million
Gross Margin:
67.7% or 72.7% excluding restructuring and impairment charges, compared to 75.2%
•    Impacted by geographic footprint, foreign currency and global inflationary pressures
•    Nu Skin business was 73.0% or 76.7% excluding restructuring and impairment charges, compared to 78.6%

Selling Expenses:	40.3%, compared to 40.6% • Nu Skin business was 43.5%, compared to 43.5%
G&A Expenses:	25.7%, compared to 24.4%
Operating Margin:	(3.8)% or 6.8% excluding restructuring and impairment charges, compared to 10.2%
Other Income / (Expense):	$(8.7) million or $(5.4) million excluding charges associated with our Q4 2021 exit from Grow Tech, compared to $2.8 million
Income Tax Rate:	12.3% or 24.0% excluding restructuring and impairment charges, compared to 27.0%
EPS:	$(0.51) or $0.47 excluding restructuring and impairment charges, compared to $0.97

Stockholder Value

Dividend Payments:	$19.3 million
Stock Repurchases:	$40.0 million • $185.4 million remaining in authorization

Q4 and Full-year 2022 Outlook

Q4 2022 Revenue:	$500 to $550 million; (26) to (18)% • Approximately (8) to (10)% FX impact
Q4 2022 EPS:	$0.30 to $0.50 or $0.40 to $0.60 non-GAAP
2022 Revenue:	$2.20 to $2.25 billion; (18) to (16)% • Approximately (5) to (7)% FX impact
2022 EPS:	$1.25 to $1.45 or $2.40 to $2.60 non-GAAP

Nu Skin Enterprises Reports Third Quarter Financial Results	page 3
“Anticipating that the challenging global macro pressures persist, our 2022 revenue guidance is expected to be $2.20 to $2.25 billion, with an approximate 5 to 7 percent foreign currency headwind,” said Mark Lawrence, chief financial officer. “We anticipate reported EPS of $1.25 to $1.45 or $2.40 to $2.60 excluding charges associated with the second-half restructuring and impairment charges and our Q4 2021 exit from Grow Tech. For the fourth quarter, we project revenue of $500 to $550 million, assuming a negative foreign currency impact of approximately 8 to 10 percent, with reported earnings per share of $0.30 to $0.50 or $0.40 to $0.60 when excluding an anticipated fourth-quarter restructuring and impairment charge of approximately $7 to $10 million.”

Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through Nov. 16, 2022.

About Nu Skin Enterprises, Inc.

Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Nu Skin Enterprises Reports Third Quarter Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, financial position, strategies, vision, transformation, initiatives, product pipeline and product introductions, digital and social-commerce tools and initiatives, customers, sales leaders, affiliates, and operational improvements; projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “continue,” “outlook,” “guidance,” “remain,” “become,” “plan,” “potential,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

Nu Skin Enterprises Reports Third Quarter Financial Results	page 5
The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, gross margin, operating margin, other income (expense), and income tax rate, each excluding restructuring and impairment charges and/or charges associated with our Grow Tech exit, also are non-GAAP financial measures. Restructuring and impairment charges and charges associated with our Grow Tech exit are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of restructuring and impairment charges and charges associated with our Grow Tech exit facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and other income (expense) calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended September 30, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended September 30,			Constant- Currency Change
	2022	2021	Change
Nu Skin
Americas	$131,591	$131,482	—	3%
Mainland China	75,151	134,291	(44)%	(41)%
Southeast Asia/Pacific	83,502	79,081	6%	12%
South Korea	67,237	91,989	(27)%	(15)%
Japan	53,276	65,117	(18)%	3%
EMEA	45,099	55,839	(19)%	(6)%
Hong Kong/Taiwan	39,587	39,921	(1)%	6%
Nu Skin other	496	1,672	(70)%	(70)%
Total Nu Skin	495,939	599,392	(17)%	(9)%
Rhyz Investments
Manufacturing	41,328	41,635	(1)%	(1)%
Rhyz other	538	125	330%	330%
Total Rhyz Investments	41,866	41,760	—	—
Total	$537,805	$641,152	(16)%	(9)%

The following table sets forth revenue for the nine-month periods ended September 30, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended September 30,			Constant- Currency Change
	2022	2021	Change
Nu Skin
Americas	$379,616	$403,755	(6)%	(4)%
Mainland China	286,454	438,066	(35)%	(34)%
Southeast Asia/Pacific	267,805	246,338	9%	13%
South Korea	208,678	261,724	(20)%	(11)%
Japan	171,019	203,001	(16)%	(1)%
EMEA	148,938	215,134	(31)%	(22)%
Hong Kong/Taiwan	117,408	114,795	2%	6%
Nu Skin other	2,434	3,497	(30)%	(30)%
Total Nu Skin	1,582,352	1,886,310	(16)%	(11)%
Rhyz Investments
Manufacturing	119,898	135,760	(12)%	(12)%
Rhyz other	1,069	163	556%	556%
Total Rhyz Investments	120,967	135,923	(11)%	(11)%
Total	$1,703,319	$2,022,233	(16)%	(11)%

Nu Skin Enterprises Reports Third Quarter Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Change
Customers	2022	2021
Americas	316,123	324,884	(3)%
Mainland China	256,183	355,256	(28)%
Southeast Asia/Pacific	153,432	162,047	(5)%
South Korea	134,549	156,431	(14)%
Japan	121,202	123,453	(2)%
EMEA	187,906	210,705	(11)%
Hong Kong/Taiwan	69,989	62,491	12%
Total	1,239,384	1,395,267	(11)%

	Three Months Ended September 30,		Change
Paid Affiliates	2022	2021
Americas	44,745	50,619	(12)%
Mainland China	23,088	32,167	(28)%
Southeast Asia/Pacific	40,624	43,298	(6)%
South Korea	47,852	54,119	(12)%
Japan	38,119	38,315	(1)%
EMEA	31,409	36,245	(13)%
Hong Kong/Taiwan	17,439	18,872	(8)%
Total	243,276	273,635	(11)%

	Three Months Ended September 30,		Change
Sales Leaders	2022	2021
Americas	9,545	11,889	(20)%
Mainland China(1)	11,897	19,392	(39)%
Southeast Asia/Pacific	7,618	7,623	—
South Korea	6,992	8,929	(22)%
Japan	6,063	6,007	1%
EMEA	4,777	6,417	(26)%
Hong Kong/Taiwan	2,932	3,629	(19)%
Total	49,824	63,886	(22)%

(1)	The September 30, 2022 number reflects a modified Sales Leader definition, as described in our third quarter Form 10-Q.

“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase products directly from members of our sales force.

“Paid Affiliates” are any Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who had achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Third Quarter Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$537,805	$641,152	$1,703,319	$2,022,233
Cost of sales	173,500	158,907	483,099	501,448
Gross profit	364,305	482,245	1,220,220	1,520,785

Operating expenses:
Selling expenses	216,478	260,333	678,603	816,887
General and administrative expenses	137,987	156,528	428,105	490,225
Restructuring and impairment expenses	30,124	—	30,124	—
Total operating expenses	384,589	416,861	1,136,832	1,307,112

Operating income (loss)	(20,284)	65,384	83,388	213,673
Other income (expense), net	(8,680)	2,781	(18,773)	351

Income before provision for income taxes	(28,964)	68,165	64,615	214,024
Provision (benefit) for income taxes	(3,574)	18,436	17,052	57,527

Net income (loss)	$(25,390)	$49,729	$47,563	$156,497

Net income (loss) per share:
Basic	$(0.51)	$0.99	$0.95	$3.11
Diluted	$(0.51)	$0.97	$0.94	$3.03

Weighted-average common shares outstanding (000s):
Basic	50,199	50,098	50,187	50,304
Diluted	50,199	51,260	50,822	51,629

Nu Skin Enterprises Reports Third Quarter Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$294,136	$339,593
Current investments	13,868	15,221
Accounts receivable, net	47,991	41,299
Inventories, net	327,481	399,931
Prepaid expenses and other	94,366	76,906
Total current assets	777,842	872,950

Property and equipment, net	433,367	453,674
Operating lease right-of-use assets	105,103	120,973
Goodwill	206,432	206,432
Other intangible assets, net	68,743	76,991
Other assets	171,685	175,460
Total assets	$1,763,172	$1,906,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,620	$49,993
Accrued expenses	281,418	372,201
Current portion of long-term debt	42,500	107,500
Total current liabilities	365,538	529,694

Operating lease liabilities	78,053	88,759
Long-term debt	382,323	268,781
Other liabilities	95,324	106,474
Total liabilities	921,238	993,708

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	609,886	601,703
Treasury stock, at cost – 40.9 million and 40.7 million shares	(1,559,967)	(1,526,860)
Accumulated other comprehensive loss	(109,385)	(73,896)
Retained earnings	1,901,309	1,911,734
Total stockholders’ equity	841,934	912,772
Total liabilities and stockholders’ equity	$1,763,172	$1,906,480

Nu Skin Enterprises Reports Third Quarter Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Restructuring and Impairment to GAAP Gross Margin
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021

Gross Profit	$364,305	$482,245	$1,220,220	$1,520,785
Impact of restructuring and impairment:
Inventory write-off	26,905	—	26,905	—
Adjusted Gross Profit	$391,210	$482,245	$1,247,125	$1,520,785

Gross margin	67.7%	75.2%	71.6%	75.2%
Gross margin, excluding restructuring and impairment impact	72.7%	75.2%	73.2%	75.2%

Revenue	$537,805	$641,152	$1,703,319	$2,022,233

NU SKIN ENTERPRISES, INC.
Reconciliation of Core Nu Skin Business Gross Margin Excluding Impact of Restructuring and Impairment to GAAP Gross Margin
(in thousands, except per share amounts)

Three Months Ended September 30,
2022

Gross Profit	$361,895
Impact of restructuring and impairment:
Inventory write-off	18,549
Adjusted Gross Profit	$380,444

Gross margin	73.0%
Gross margin, excluding restructuring and impairment impact	76.7%

Revenue	$495,939

Nu Skin Enterprises Reports Third Quarter Financial Results	page 10
 NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring to GAAP Operating Margin
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Operating income (loss)	$(20,284)	$65,384	$83,388	$213,673
Impact of restructuring and impairment:
Restructuring and impairment	30,124	—	30,124	—
Inventory write-off	26,905	—	26,905	—
Adjusted operating income	$36,745	$65,384	$140,417	$213,673

Operating margin	(3.8)%	10.2%	4.9%	10.6%
Operating margin, excluding restructuring and impairment impact	6.8%	10.2%	8.2%	10.6%

Revenue	$537,805	$641,152	$1,703,319	$2,022,233

NU SKIN ENTERPRISES, INC.
Reconciliation of Other Income (Expense), Net Excluding Charges Associated with our Q4 2021 Exit from Grow Tech to GAAP Operating Margin
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Other income (expense), net	$(8,680)	$2,781	$(18,773)	$351
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	3,298	—	9,009	—
Adjusted Other income (expense), net	$(5,382)	$2,781	$(9,764)	$351

Nu Skin Enterprises Reports Third Quarter Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring to GAAP Effective Tax Rate
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Provision (benefit) for income taxes	$(3,574)	$18,436	$17,052	$57,527
Impact of restructuring on tax provision	11,095	—	11,554	—
Provision for income taxes, excluding impact of restructuring	$7,521	$18,436	$28,606	$57,527

Income (loss) before provision for income taxes	$(28,964)	$68,165	$64,615	$214,024
Impact of restructuring and impairment:
Restructuring and impairment	30,124	—	30,124	—
Inventory write-off	26,905	—	26,905	—
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	3,298	—	9,009	—
Income before provision for income taxes, excluding restructuring and impairment impact	$31,363	$68,165	$130,653	$214,024

Effective tax rate	12.3%	27.0%	26.4%	26.9%
Effective tax rate, excluding restructuring and impairment impact	24.0%	27.0%	21.9%	26.9%

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net income (loss)	$(25,390)	$49,729	$47,563	$156,497
Impact of restructuring and impairment:
Restructuring and impairment	30,124	—	30,124	—
Inventory write-off	26,905	—	26,905	—
Income tax impact	(10,469)	—	(10,469)	—
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	3,298	—	9,009	—
Income tax impact	(626)	—	(1,085)	—
Adjusted net income	$23,842	$49,729	$102,047	$156,497

Diluted earnings per share	$(0.51)	$0.97	$0.94	$3.03
Diluted earnings per share, excluding restructuring and impairment impact	$0.47	$0.97	$2.01	$3.03

Weighted-average common shares outstanding (000s):	50,199	51,260	50,822	51,629

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Certain Charges to GAAP Earnings Per Share

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Low End	High End	Low End	High End

Earnings per share	$0.30	$0.50	$1.25	$1.45
Impact of charges associated with our second half restructuring and impairment charges:
Restructuring and Impairment	0.18	0.18	0.77	0.77
Inventory write-off	—	—	0.53	0.53
Income tax impact	(0.07)	(0.07)	(0.29)	(0.29)
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	—	—	0.18	0.18
Income tax impact	(0.01)	(0.01)	(0.04)	(0.04)
Adjusted Earnings per share	$0.40	$0.60	$2.40	$2.60

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CONTACTS:
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Investors: investorrelations@nuskin.com, (801) 345-3577